UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2016

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-0618660 (I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046

(Address of principal executive offices) (Zip code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

In our Form 10-Q filed on May 5, 2016, we stated one of our two arctic-class drilling rigs in Alaska was placed on standby in the first quarter, and that if discussions to keep the rig contracted failed, our contract provides for an early termination fee. On May 10, 2016, we reached an agreement with our customer to keep the rig contracted through the end of the original contract term, which is December of 2017.  The rig currently remains on standby and is positioned for future drilling activity should our customer elect to restart operations.  Our financial results are not materially impacted by this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date: May 16, 2016	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer
and General Counsel